FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        STEWART & STEVENSON SERVICES, INC.
             (Exact name of registrant as specified in its charter)

             TEXAS                                           74-1051605
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)

                        STEWART & STEVENSON SERVICES, INC.
                   1993 NONOFFICER EMPLOYEE STOCK OPTION PLAN
                              (Full title of Plan)

                               LAWRENCE E. WILSON
                                 P.O. BOX 1637
                             HOUSTON, TEXAS 77251-1637
                     (Name and address of agent for service)

                                 (713) 868-7700
           (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

     Title                                   Proposed               Proposed
 of Securities          Amount to        maximum offering       maximum aggregate         Amount of
to be registered      be registered     price per share<F1>     offering price<F1>     registration fee
_________________     _____________     ___________________     __________________     ________________
Common Stock,
without par value
per share                115,000             $ 47.875              $ 5,505,625            $ 1,898.49

<F1> Pursuant to Rule 457(h) under the Securities Act of 1933, the offering price of shares of Common Stock to be purchased pursuant to the Plan is based on the average of the high and low quoted transaction prices on March 25, 1994, for the purposes of calculating the registration fee.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Pursuant to General Instruction E, the contents of Registration Statement No. 33-65404 relating to the Stewart & Stevenson Services, Inc. 1993 Nonofficers Stock Option Plan are incorporated herein by reference.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and the State of Texas, on the 30th day of March, 1994.

STEWART & STEVENSON SERVICES, INC.

By:  /s/ Bob H. O'Neal
     ____________________
     Bob H. O'Neal
     President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 30th day of March, 1994.

/s/ Bob H. O'Neal                            /s/ Robert L. Hargrave
______________________________               ______________________________
Bob H. O'Neal                                Robert L. Hargrave
Director and Principal                       Director, Principal Financial
Executive Officer                            Officer and Principal
                                             Accounting Officer

/s/ C. Jim Stewart II                        /s/ J. Carsey Manning
______________________________               ______________________________
C. Jim Stewart II                            J. Carsey Manning
Director                                     Director

/s/ Donald E. Stevenson                      /s/ Donald J. Atwood
______________________________               ______________________________
Donald E. Stevenson                          Donald J. Atwood
Director                                     Director


______________________________               ______________________________
Robert H. Parsley                            James H. Elder, Jr.
Director                                     Director

/s/ J.W. Lander, Jr.
______________________________               ______________________________
J.W. Lander, Jr.                             Jack T. Currie
Director                                     Director

/s/ Robert S. Sulivan
______________________________
Robert S. Sullivan
Director

                                  EXHIBIT INDEX

   4       Stewart & Stevenson Services, Inc. 1993 Nonofficer Employee Stock
           Option Plan

   5 Opinion of Lawrence E. Wilson, Vice President and General Counsel of the Company

  23.1     Consent of Arthur Andersen & Co.

  23.2     Consent of Lawrence E. Wilson